                                                                       Exhibit 8

                           COOPER DEVELOPMENT COMPANY

                      NOTE AND WARRANT PURCHASE AGREEMENT


      This Note and Warrant Purchase Agreement (the "Agreement") is made as of May 22, 1996 by and among Cooper Development Company, a Delaware corporation (the "Company"), the principal executive offices of which are located at 16160 Caputo Drive, Morgan Hill, CA 95037, and Theodore H. Kruttschnitt and Parker G. Montgomery (individually, a "Purchaser" and collectively, the "Purchasers").


                                   SECTION 1

         Lines of Credit; Authorization and Sale of Notes and Warrants
         -------------------------------------------------------------

      1.1     Lines of Credit.  Each of the Purchasers, severally and not
              ---------------
jointly, agrees to provide to the Company for a period commencing on the Closing Date (as defined below) and terminating on December 31, 1996 an irrevocable, non-revolving line of credit under which the Company may draw advances of $500,000 from each Purchaser from time to time up to an aggregate principal amount of $1,000,000 from each Purchaser (individually, a "Line" and collectively, the "Lines") subject to the terms and conditions of (a) this Agreement and (b) each of the Company's Senior Notes (individually, a "Note" and collectively, the "Notes") substantially in the form attached hereto as
Exhibit A, which Notes shall evidence the advances made under the respective
- ---------
Lines. Allof the terms of the Notes are incorporated herein by reference. At the Closing (as defined below), the Company shall execute and deliver to each Purchaser a Note and each Purchaser shall make an advance of $500,000 to the Company.

      1.2  Advances under the Line of Credit; Sale and Issuance of Notes.  In
           -------------------------------------------------------------
the event the Company wishes to draw down additional amounts under the Lines, it shall deliver written notice to each of the Purchasers requesting each of them to make an advance, and each Purchaser shall comply with such request within five business days of his receipt of such notice. The Purchasers shall only be obligated to make advances under the Lines to the extent there is availability under the Lines for further advances on the date of a request for an advance.

      1.3  Issuance of Warrants.  In consideration for the provision by the
           --------------------
Purchasers of the Lines and subject to the terms and conditions hereof, the Company will issue to each Purchaser and each Purchaser, severally and not jointly, shall receive from the Company a warrant in substantially the form attached hereto as Exhibit B (individually, a "Warrant" and collectively, the
                   ---------

"Warrants") to purchase 285,714 shares of the Company's Common Stock at an exercise price of $1.75 per share. In addition, in consideration for each $1,000 of advances made by each Purchaser under the Lines and subject to the terms and conditions hereof, the Company will issue to such Purchaser and such Purchaser shall receive from the Company an additional Warrant to purchase 286 shares of the Company's Common Stock at an exercise price of $1.75 per share.

                                   SECTION 2

                             Closing Date; Delivery
                             ----------------------

      2.1  Closing Date.  The closing of the purchase and sale of the Notes and
           ------------
issuance of the Warrants hereunder (the "Closing") shall be held, in the case of Mr. Kruttschnitt, at 1350 Bayshore Blvd., Suite 850, Burlingame, California 94010 and, in the case of Mr. Montgomery, at the offices of the Company, 16160 Caputo Drive, Morgan Hill, CA 95037, at 3:00 p.m. (Pacific Time) on May 22, 1996, or at such other time and place upon which the Company and the Purchasers shall agree (the date of the Closing is hereinafter referred to as the "Closing Date").

      2.2  Delivery.  At the Closing, the Company shall deliver to each
           --------
Purchaser a Note and a Warrant registered in such Purchaser's name against delivery by each Purchaser of an executed counterpart to this Agreement and payment by each Purchaser of $500,000 by check or wire transfer, payable to the Company. Upon the Closing and upon the draw of each advance under the Lines, the Company shall deliver (i) an updated Schedule to each Note reflecting the aggregate outstanding principal amount of each Note and (ii) any additional Warrants required by Section 1.3 hereof. At the Closing, the Company and the Purchasers shall simultaneously enter into a Security Agreement and Joint Escrow Instructions, providing security for the Notes and other items substantially in the forms attached to this Agreement as Exhibit C and Exhibit D.
                                        ---------     ---------


                                   SECTION 3

                 Representations and Warranties of the Company
                 ---------------------------------------------

      The Company represents and warrants to each of the Purchasers as follows:

      3.1  Organization and Standing.  The Company is a corporation duly
           -------------------------
incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power to own and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted. The Company is qualified to do business as a foreign corporation in all other jurisdictions where such qualification is required, except where the failure to be so qualified would not have a material adverse effect on the Company's business.

      3.2  Corporate Power.  The Company has the corporate power to execute and
           ---------------
deliver this Agreement, to sell and issue the Notes and Warrants and to carry out and perform its obligations under the terms of this Agreement, the Notes, the Warrants, the Security Agreement and the Joint Escrow Instructions.

      3.3  Authorization and Execution.  All corporate action on the part of the
           ---------------------------
Company, its directors and stockholders necessary for the authorization, sale, issuance and delivery of the Notes and the Warrants, and the performance of all of the Company's obligations hereunder and thereunder has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by the Company, shall constitute a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The Notes and Warrants will be free of any liens or encumbrances other than those created by or imposed upon the holders thereof through no action of the Company; provided,
                                                                      --------
however, that the Notes and Warrants may be subject to restrictions on transfer
- -------
under state and/or federal securities laws as set forth herein or as otherwise provided by law. The Notes and Warrants are not subject to any preemptive rights or rights of first refusal.

      3.4  SEC Filings.  The Company has delivered to the Purchasers its report
           -----------
on Form 10-Q, for the fiscal quarter ended March 31, 1996, as filed with the Securities and Exchange Commission and its annual report on Form 10-K for the fiscal year ended December 31, 1995 as filed with Securities and Exchange Commission including, in each case, the financial statements contained therein (the "Financial Statements"). As of their respective dates, such reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. Each of the balance sheets included in the Financial Statements (including any related notes and schedules) fairly presents the financial position of the Company as of the date of such balance sheet and each of the other financial statements included in the Financial Statements (including any related notes and schedules) fairly presents the results of operations or other information included therein of the Company for the periods or as of the dates therein set forth, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved (except as otherwise stated therein).

      3.5  Undisclosed Liabilities.  The Company does not have any indebtedness
           -----------------------
for borrowed money or other liabilities that the Company has directly or indirectly created, incurred, assumed or guaranteed, or with respect to which the Company has otherwise become directly or indirectly liable, that are not fully disclosed in the Financial Statements or that have not otherwise been disclosed to the Purchasers in writing by the Company on May 22, 1996.

      3.6  No Material Adverse Change.  Except as disclosed in the reports
           --------------------------
referred to in Section 3.4 hereof or as otherwise disclosed to the Purchasers in writing by the Company as of May 22, 1996, there has been no material adverse change in the financial condition or results of operations of the Company since March 31, 1996.

      3.7  Compliance With Other Instruments.  Neither the execution, delivery
           ---------------------------------
or performance of this Agreement nor the issuance of the Notes and the Warrants will violate or conflict with the Company's Certificate of Incorporation or By-laws, or will conflict with or result in any breach of or default under any term or provision of any material mortgage, indenture, contract, agreement or instrument, judgment or decree, order, statute, rule or regulation applicable to the Company, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company.

      3.8  Litigation, etc.  Except as disclosed in the reports referred to in
           ----------------
Section 3.4 hereof or as otherwise disclosed to the Purchasers at past meetings of the Board of Directors, there are no actions, suits, proceedings or investigations pending against the Company before any court or governmental agency or, to the best of the Company's knowledge, threatened against the Company that, either in any individual case or in the aggregate, would result in any material adverse change in the business or financial condition of the Company or that question the validity of this Agreement or any action taken or to be taken by the Company in connection herewith.

      3.9  Governmental Consent, etc.  No consent, approval or authorization of
           --------------------------
or designation, declaration or filing with any governmental authority or any other person or entity on the part of the Company is required in connection with the execution and delivery of this Agreement or the offer, sale or issuance of the Notes, or the consummation of any other transaction contemplated hereby, except for the permit and any other filings required by applicable California securities laws.

      3.10 Brokers or Finders.  The Company has not incurred, and will not
           ------------------
incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or the sale of the Notes and Warrants.


                                   SECTION 4

                Representations and Warranties of Each Purchaser
                ------------------------------------------------

      Each Purchaser hereby severally and not jointly represents and warrants to the Company with respect to the purchase of such Purchaser's Note and Warrant(s) as follows:

      4.1  Experience.  Such Purchaser has substantial experience in evaluating
           ----------
and investing in private placement transactions so that such Purchaser is capable of evaluating the merits and risks of such Purchaser's investment in the Company. Such Purchaser, by reason of his business or financial experience or the business or financial experience of his professional advisors who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly, has the capacity to protect his own interests in connection with the purchase of such Purchaser's Note and Warrant(s) hereunder.

      4.2  Investment.  Such Purchaser is acquiring such Purchaser's Note and
           ----------
Warrant(s) for investment for such Purchaser's own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. Such Purchaser understands that such Purchaser's Note and Warrant(s) have not been and will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser's representations as expressed herein. Such Purchaser acknowledges that such Purchaser's Note and Warrant(s) must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Such Purchaser has had access to all information regarding the Company and his investment in the Notes and the Warrant(s) that such Purchaser has requested in order to evaluate the merits and risks associated with such investment.

      4.3  Execution.  This Agreement, when executed and delivered  by such
           ---------
Purchaser, will constitute a valid and legally binding obligation of such Purchaser, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief and other equitable remedies.

      4.4  Brokers of Finders.  Such Purchaser has not incurred, and will not
           ------------------
incur, directly or indirectly, as a result of any action taken by such Purchaser, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or the purchase of such Purchaser's Note and Warrant(s).


                                   SECTION 5

                    Conditions to Closing of Each Purchaser
                    ---------------------------------------

      Each Purchaser's obligation to purchase such Purchaser's Note and Warrant at the Closing is, at the option of each Purchaser, subject to the fulfillment as of the Closing Date of the following conditions:

      5.1  Representations and Warranties Correct.  The representations and
           --------------------------------------
warranties made by the Company in Section 3 hereof shall be true and correct when made, and shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if they had been made on and as of said date.

      5.2  Execution and Delivery of Note.  The Company shall have executed and
           ------------------------------
delivered to each Purchaser a Note to be purchased by such Purchaser.

      5.3  Execution and Delivery of Warrant.  The Company shall have executed
           ---------------------------------
and delivered to each Purchaser a Warrant to be purchased by such Purchaser.

      5.4  Covenants.  All covenants, agreements and conditions contained in
           ---------
this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

      5.5  Compliance With Laws.  At the time of the Closing, neither the
           --------------------
purchase and sale of the Notes and the Warrants, nor the consummation of the other transactions contemplated hereby, shall violate any law, rule or regulation to which either of the Purchasers or the Company is subject.

      5.6  Simultaneous Note Purchases and Advances.   Each Purchaser's
           ----------------------------------------
obligation to purchase his Note from the Company is expressly conditioned upon the prior or simultaneous purchase by the other Purchaser of his Note. Each Purchaser's obligation to make advances under his Line is expressly conditioned upon the prior or simultaneous advance by the other Purchaser under his Line.

                                   SECTION 6

                      Conditions to Closing of the Company
                      ------------------------------------

      The Company's obligation to sell and issue the Notes and Warrants at the Closing is, at the option of the Company, subject to the fulfillment as of the Closing Date of the following conditions:

      6.1  Representations and Warranties Correct.  The representations and
           --------------------------------------
warranties made by each Purchaser in Section 4 herein shall be true and correct when made, and shall be true and correct in all material respects on and as of the Closing Date with the same force and affect as if they had been made on and as of said date.

      6.2  Compliance with Laws.  At the time of the Closing, neither the
           --------------------
purchase and sale of the Notes and the Warrants nor the consummation of the other transactions contemplated hereby shall violate any law, rule or regulation to which either of the Purchasers or the Company is subject.

      6.3  Delivery of Form W-9.  If requested by the Company, each Purchaser
           --------------------
shall have delivered to the Company a properly completed and signed Internal Revenue Service Form W-9.


                                   SECTION 7

                            Covenants of the Company
                            ------------------------

      7.1  Merger, Sale of Assets, etc.  So long as any Notes remain
           ----------------------------
outstanding, the Company will not, without the consent in writing of the holders of all of the principal amount of such Notes, merge with or into or consolidate with any person, or sell, lease, transfer or assign to any person or otherwise dispose of (whether in one transaction or a series of transactions) all or any substantial part of the Company's assets (including the sale, lease, transfer, assignment or other disposition of any capital stock of the Company or any of its subsidiaries) whether now owned or hereafter acquired (other than sales of inventory or obsolete equipment sold in the ordinary course of business or with respect to employee stock options or other rights to acquire the Company's capital stock issued pursuant to the stock option plans or other stock benefit plans of the Company which are currently in effect or pursuant to any offering to the Company's existing stockholders).

      7.2  Indebtedness.  So long as any Notes remain outstanding, the Company
           ------------
will not, without the consent in writing of the holders of all of the principal amount of such Notes, create, incur, permit to exist or assume any indebtedness other than indebtedness evidenced by the Notes or any line of credit or other indebtedness of the Company outstanding as of the date hereof or any indebtedness of the Company to any of its subsidiaries (whether now existing or hereafter created).

      7.3  Liens.  So long as any Notes remain outstanding, the Company will
           -----
not, without the consent in writing of the holders of all of the principal amount of such Notes, incur, create, assume or permit to exist any mortgage, pledge, security interest, lien, charge or other encumbrance of any nature whatsoever, including conditional sale or other title retention agreements, on any of its property or assets or those of a subsidiary, whether owned at the date hereof or hereafter acquired, or assign or convey any rights to or security interests in any future revenues, except those incurred in the ordinary course of business and those existing as of the date hereof as described in the reports referred to in Section 3.4.

      7.4  Dividends and Distributions.  So long as any Notes remain
           ---------------------------
outstanding, the Company will not, without the consent in writing of the holders of all of the principal amount of such Notes, declare or pay any dividends or make any distributions on its capital stock, or purchase, redeem or otherwise acquire or retire for value any of its capital stock, or permit any subsidiary to, directly or indirectly, purchase, redeem or otherwise acquire or retire for value any of such subsidiary's capital stock, other than any redemption by the Company of any rights issued pursuant to that certain Rights Agreement, dated December 15, 1987, as amended, between the Company and The First National Bank of Boston.

      7.5  Investments.  So long as any Notes remain outstanding, the Company
           -----------
will not, without the consent in writing of the holders of all of the principal amount of such Notes, purchase or otherwise acquire any stock, obligations, assets or securities of, or any interest in, or make any capital contributions or loans or advances to, any person except for loans and advances made in the ordinary course of business (including to any subsidiary of the Company), or make any other investments, except for those that the Company may make for cash management purposes only.

      7.6  Amendment of Constitutive Documents.  So long as any of the Notes
           -----------------------------------
remain outstanding, the Company will not, without the consent in writing of the holders of all of the principal amount of such Notes, permit any amendment or modification to be made to the Certificate of Incorporation or By-laws of the Company; provided, however, that the Company shall have the right to amend or
         --------  -------
modify each such document so long as such amendment or modification shall not adversely affect the rights or interests of the holders of such Notes.

      7.7  Delivery of SEC Information and Other Filings.  So long as any of the
           ---------------------------------------------
Notes remain outstanding, the Company will deliver promptly to the holders of all of the principal amount of such Notes, by regular first class mail, postage prepaid, (a) a copy of each filing made by the Company with the Securities and Exchange Commission; and (b) any other available information which is requested by any holder in writing to the Company.

      7.8  Notice of Defaults Under Notes.  So long as any of the Notes remain
           ------------------------------
outstanding, the Company will promptly notify the holders thereof of any Event of Default (as defined in the Notes) and of any event which, with notice or passage of time, or both, would constitute an Event of Default.

      7.9  Subordination of Future Junior Indebtedness.  So long as any of the
           -------------------------------------------
Notes remain outstanding, the Company shall cause each loan agreement, debt instrument, note or other document or instrument evidencing any debt obligations incurred by the Company after the date hereof, which debt obligations do not constitute Senior Indebtedness (as defined in the Notes), to contain subordination provisions substantially in the form set forth in Section 1 of the Notes subordinating such indebtedness to all Senior Indebtedness (as defined in the Notes).


                                   SECTION 8

                              Payment of the Notes
                              --------------------

      8.1  Payment and Prepayment.  The Company shall pay the principal amount
           ----------------------
of each Note and all accrued interest thereon on or before December 31, 2000 except to the extent that the Company exercises its right to prepay as set forth below. Notwithstanding the payment provision of the Notes, the Company may at any time, upon at least two (2) business days' prior written notice to the holders thereof, prepay in whole or in part the principal amount of the Notes, plus accrued but unpaid interest to the date of prepayment.

      8.2  Pro Rata Payments.  The Company shall make all payments of principal
           -----------------
of and interest on the Notes ratably among the holders of the Notes.

      8.3  Payments and Computations.  All payments hereunder by the Company
           -------------------------
shall be made in lawful money of the United States of America to each of the holders on or before 12:00 noon (Pacific Time) on the due date. Such payments shall be made to each of the holders by wire transfer to such account at such bank as shall have been furnished in writing by such holder to the Company. All computations of interest under this Agreement shall be made on the basis of a year of three hundred sixty-five (365) days for the actual number of days (including the first day but excluding the last day) elapsed.

      8.4  Payment on Non-Business Day.  Whenever any payment to be made
           ---------------------------
hereunder shall be stated to be due on a Saturday, Sunday or a public holiday or the equivalent for banks generally under the laws of the State of California (any other day being a "Business Day"), such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest as the case may be.

      8.5  Prepayment on Change in Control.  Notwithstanding any other provision
           -------------------------------
of this Agreement to the contrary, upon a Change in Control (as defined below) of the Company, the outstanding principal of and accrued interest on all of the Notes shall become immediately due and payable. For purposes of this Agreement the term "Change in Control" shall mean a change in control of the outstanding voting stock of the Company resulting in (i) one person (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, but excluding the Purchasers collectively being one person or part of a group constituting one person) owning a majority of such stock or (ii) one of the Purchasers owning a majority of such stock.

      8.6  Prepayment on Disposition of Significant Assets.  Notwithstanding any
           -----------------------------------------------
other provision of this Agreement to the contrary, upon the sale, transfer, assignment or other disposition by the Company of all or substantially all of the assets and/or capital stock of Cabot Laboratories, Inc. to any person, the Company shall apply one hundred percent (100%) of the cash proceeds from any such disposition to the prepayment of the Notes (or so much of the cash proceeds from any such disposition as are necessary to prepay the Notes in full or that remain after application of such cash proceeds to the prior repayment in full of the notes described in Section 8.7 hereof).

      8.7  Prepayment on Demand for Payment of Certain Other Notes.
           -------------------------------------------------------
Notwithstanding any other provision of this Agreement to the contrary, upon the demand for payment by any of the holders of any notes issued pursuant to (i) those certain Note Purchase Agreements dated as of December 11, 1992, February 24, 1993, May 28, 1993, October 15, 1993 and October 29, 1993 between the Company and one or both of the Purchasers and/or (ii) that certain Note and Warrant Purchase Agreement dated November 10, 1995 between the Company and the Purchasers, the outstanding principal of and accrued interest on all of the Notes shall become immediately due and payable.

      8.8  California Securities Law Permit.   As soon as practicable after the
           --------------------------------
effective date of this Agreement, the Company shall apply for a permit under
Section 25113(b)(i) of the California Corporate Securities Law of 1968 to modify the Notes to bear interest at 12% and the Company shall amend the Notes as soon as practicable after receipt of such permit so that they bear interest at 12% retroactively from the date of each advance.

                                   SECTION 9

                                 Miscellaneous
                                 -------------

      9.1  Governing Law.  This Agreement shall be governed in all respects by
           -------------
the laws of the State of California without regard to such State's conflict of laws principles.

      9.2  Survival.  The representations, warranties, covenants and agreements
           --------
made herein shall survive any investigation made by any Purchaser and the Closing of the transactions contemplated hereby.

      9.3  Successors and Assigns.  Except as otherwise provided herein, the
           ----------------------
provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto;

provided, however, that the right of a Purchaser to purchase such Purchaser's
- --------  -------
Note from the Company shall not be assignable (except by operation of law) without the consent of the Company.

      9.4  Entire Agreement; Amendment.  This Agreement and the other documents
           ---------------------------
delivered pursuant hereto at the Closing constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof or of the Notes and Warrants may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that any provision hereof
                                    --------  -------
or of the Notes may be waived, modified, amended, discharged or terminated upon the written consent of the Company and holders of Notes representing all of the principal amount of all Notes issued hereunder and remaining outstanding (except that the principal amount of any Note may only be reduced with the consent of the holder of such Note). Any amendment or waiver effected in accordance with this Section 9.4 shall be binding upon each holder of Notes purchased under this Agreement at the time outstanding and each future holder of all such Notes and the Company.

      9.5  Notices, etc.  All notices and other communications required or
           -------------
permitted hereunder shall be in writing and shall be mailed by first class mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to a Purchaser, at such address as such Purchaser shall have furnished to the Company in writing, or (b) if to any other holder of Notes issued in connection with this Agreement, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Note who has so furnished an address to the Company, or (c) if to the Company, at its address set forth in the initial paragraph of this Agreement and addressed to the attention of the Corporate Secretary, or at such other address as the Company shall have furnished to the holders of the Notes. If any party hereto delivers notice to any other party, such notice shall be delivered to each other party to this Agreement.

          Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or seventy-two (72) hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and postage prepaid as aforesaid.

      9.6  Delays or Omissions.  Except as expressly provided herein, no delay
           -------------------
or omission to exercise any right, power or remedy accruing to any holder upon breach or default of the Company under this Agreement shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

      9.7  California Corporate Securities Law.  THE SALE OF THE SECURITIES
           -----------------------------------
WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

      9.8  Expenses.  The Company and each Purchaser shall bear its own expenses
           --------
incurred on its behalf with respect to this Agreement and the transactions contemplated hereby.

      9.9  Action To Enforce This Agreement.  If any judicial action is required
           --------------------------------
to be taken by any holder or the Company in order to enforce the terms and provisions of this Agreement, the prevailing party in such action shall be entitled to reimbursement of the expenses incurred by such prevailing party (including reasonable attorneys' fees) in such action.

      9.10 Counterparts.  This Agreement may be executed in any number of
           ------------
counterparts, all of which together shall constitute one instrument.

      9.11 Severability. The provisions of this Agreement and the Notes are
           ------------
severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision or part thereof in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision in any jurisdiction. Without limiting the generality of the foregoing, if the holder of any of the Notes should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance of such Note and not to the payment of interest.

      9.12 Titles and Subtitles.  The titles and subtitles used in this
           --------------------
Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

      The foregoing Agreement is hereby executed as of the date first above written.

                               COOPER DEVELOPMENT COMPANY
                               a Delaware corporation



                               By:________________________________
                               Michael J. Braden
                               Vice President



                               PURCHASERS



                               By:________________________________
                               Theodore H. Kruttschnitt



                               By:________________________________
                               Parker G. Montgomery

                                   EXHIBIT A
                                   ---------


THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITY UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SALE OF THIS SECURITY HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITY OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS THE SALE OF SUCH SECURITY IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES HERETO ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.


                           COOPER DEVELOPMENT COMPANY

                              SECURED SENIOR NOTE

                                  May __, 1996

$1,000,000

      COOPER DEVELOPMENT COMPANY, a Delaware corporation (the "Company"), for value received, promises to pay to the order of ----------------------------, in lawful money of the United States the principal sum set forth as the outstanding principal balance on the Schedule attached hereto, plus simple interest thereon from the date of this Note until paid at the rate of ten percent (10%) per annum, calculated on the basis of a three hundred sixty-five (365) day year for the actual number of days (including the first day but excluding the last day) elapsed. The Company shall pay the principal amount hereof and all accrued interest hereon on or before December 31, 2000.

      This Note and the accrued interest thereon may be prepaid by the Company as set forth in Section 8 of that certain Note and Warrant Purchase Agreement, dated as of May __, 1996, among the Company, Theodore H. Kruttschnitt and Parker
G. Montgomery (the "Purchase Agreement").

      This Note and all accrued interest hereon may become immediately due and payable pursuant to Section 8.5, Section 8.6 or Section 8.7 of the Purchase Agreement.

      In the event that an Event of Default (as hereinafter defined) shall have occurred, demand for payment of this Note may be made following such Event of Default. All payments hereunder by the Company shall be made in lawful money of the United States of America by wire transfer on or before 12:00 noon (Pacific
Time) on the due date as provided in Section 8.3 of the Purchase Agreement.

      Advances made by the holder pursuant to the Purchase Agreement, and all payments and prepayments made on account of the principal balance hereof, shall be recorded by the holder of this Note on the Schedule attached hereto, provided that failure to make such a notation shall not affect or diminish the Company's obligation to repay all amounts due on this Note, as and when due.

      The Company has provided security for the repayment of this Note pursuant to that certain Security Agreement dated May __, 1996 between the Company, Theodore H. Kruttschnitt and Parker G. Montgomery.

      The following is a statement of the rights of the holder of this Note and the conditions to which this Note is subject, and to which the holder hereof, by the acceptance of this Note, agrees:

      1.   Subordination.  The indebtedness evidenced by this Note shall rank
           -------------
pari passu with all Senior Indebtedness of the Company, to the extent and in the manner hereinafter set forth, in right of payment.

          "Senior Indebtedness" shall mean the principal of and unpaid interest on, (i) indebtedness of the Company or with respect to which the Company is a guarantor, whether outstanding on the date hereof or hereafter created, to banks, insurance companies, or other lending institutions regularly engaged in the business of lending money, that is for money borrowed by the Company or a subsidiary of the Company, whether or not secured, (ii) any amounts owing from time to time to any equipment lessor of the Company, (iii) any trade payables of the Company, (iv) this Note and all other Notes issued pursuant to the Purchase Agreement, (v) all notes issued pursuant to those certain Note Purchase Agreements dated as of December 11, 1992, February 24, 1993, May 28, 1993, October 15, 1993 and October 29, 1993 between the Company and Theodore H. Kruttschnitt and/or Parker G. Montgomery, (vi) all notes issued pursuant to the Note and Warrant Purchase Agreement dated November 10, 1995 between the Company and Theodore H. Kruttschnitt and Parker G. Montgomery, and (vii) any deferrals, renewals or extensions of the aforementioned Senior Indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for such Senior Indebtedness. The notes referred to in the preceding clauses (v) and
(vi) shall be referred to in this Note as the "Other Notes".

          Upon any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization, or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation, or any other marshalling of the assets and liabilities of the Company or in the event this Note shall be declared due and payable upon the occurrence of an event of default with respect to any Senior Indebtedness, (i) no amount shall be paid by the Company in respect of the principal of or interest on any indebtedness which by its terms is or by subsequent agreement becomes subordinated and/or junior to any Senior Indebtedness (collectively, "Junior Indebtedness") at the time outstanding unless and until the principal of and interest on the Senior Indebtedness then outstanding shall be paid in full, and (ii) no claim or proof of claim shall be filed with the Company by or on behalf of the holder of any Junior Indebtedness which shall assert any right to receive any payments in respect of the principal of and interest on this Note except subject to the payment in full of the principal of and interest on all of the Senior Indebtedness then outstanding. Notwithstanding anything to the contrary contained herein, no indebtedness of the Company or any subsidiary of the Company outstanding on the date hereof, whether secured or unsecured, shall constitute Junior Indebtedness.

          In the instance of an event of default that has been declared in writing with respect to any Senior Indebtedness, or in the instrument under which it is outstanding, permitting the holder of such Senior Indebtedness to accelerate the maturity thereof, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, or all Senior Indebtedness shall have been paid in full, no payment shall be made in respect of the principal of or interest on any Junior Indebtedness unless, within twelve months after the happening of such event of default, the maturity of such Senior Indebtedness shall not have been accelerated.

          In case cash, securities or other property otherwise payable or deliverable to the holder of any Junior Indebtedness shall have been applied to the payment of Senior Indebtedness, then, and in each such case, upon the payment in full of all Senior Indebtedness, the holder of any Junior Indebtedness shall be subrogated to the rights of the holders of Senior Indebtedness to receive all further payments and distributions made on Senior Indebtedness unless all principal of and interest on all Senior Indebtedness shall have been paid in full; and no such payments or distributions to the holder of any Junior Indebtedness by reason of such subrogation of cash, securities or other property that otherwise would be payable or distributed to the holders of Senior Indebtedness shall as between the Company and its creditors (other than the holders of Senior Indebtedness), on the one hand, and the holder of any Junior Indebtedness, on the other, be deemed to be a payment by the Company on account of any Junior Indebtedness.

          Nothing contained in this Section 1 shall impair, as between the Company and the holder of this Note, the obligations of the Company, which are absolute and unconditional, to pay to the holder of this Note the principal hereof and interest hereon as and when the same become due and payable, or shall prevent the holder of this Note, upon default hereunder, from exercising all rights, powers and remedies otherwise provided herein or by applicable law, all subject to the rights, if any, of the holders of other Senior Indebtedness under this Section 1 to receive cash, securities or other property otherwise payable or delivered to the holder of this Note.

      2.  Defaults.
          --------

          2.1   Defaults.  The holder of this Note may declare the entire unpaid
                --------
principal of, and accrued interest on, this Note immediately due and payable, by a notice in writing to the Company, if any of the following events shall occur (herein individually referred to as an "Event of Default"):

                1. The Company shall fail to pay the principal of this Note and/or any of the Other Notes and accrued interest thereon when due and such failure (other than the failure to pay principal on the Repayment Date or when due) shall continue unremedied for a period of seven (7) business days after the due date for such payment (including any due date specified in any written demand for payment); or

                2. The Company shall fail to make any payment due on any Senior Indebtedness that causes or permits the acceleration of such Senior Indebtedness, or the Company shall fail to perform or observe any other provision contained in such Senior Indebtedness, or in any agreement securing or relating to such Senior Indebtedness, if such failure results in the acceleration of such Senior Indebtedness and such acceleration is not rescinded or annulled or such Senior Indebtedness is not repaid; or

                3. The Company shall institute proceedings to be adjudicated a bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it under the Bankruptcy Act or any other applicable federal or state law, or consent to or acquiesce in the filing of any such petition or the appointment of a receiver, liquidator, trustee or other similar official of the Company, or of any substantial part of its property, or make an assignment for the benefit of creditors or admit in writing its inability to pay its debts generally as they become due; or

                4. Within sixty (60) days after the commencement of proceedings against the Company seeking any bankruptcy, insolvency, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been dismissed or all orders or proceedings thereunder affecting the operations or the business of the

Company stayed, or the stay of any such order or proceedings shall thereafter be set aside, or, within sixty (60) days after the appointment without the consent or acquiescence of the Company of any receiver, liquidator, trustee or other similar official of the Company or of all or any substantial part of the property of the Company, such appointment shall not have been vacated; or

                5. Any representation or warranty made by the Company in the Purchase Agreement shall prove to be false or misleading in any material respect when made or deemed to have been made or;

                6. The Company shall default in the due performance of any covenant contained in the Purchase Agreement and such default shall continue for a period of ten (10) days following notice thereof to the Company.

          2.2   Cure of Defaults.  Upon an Event of Default, the Company may
                ----------------
cure such Event of Default by paying the holder of this Note, within three (3) business days following such Event of Default, as liquidated damages, the outstanding principal of and accrued interest on this Note together with a fee equal to one percent (1%) of the then-outstanding principal amount of this Note.

      3   Miscellaneous.
          -------------

          3.1   Waiver and Amendment.  Any provision of this Note may be
                --------------------
amended, waived or modified as provided in Section 9.4 of the Purchase
Agreement.

          3.2   Reimbursement of Costs of Collection.  In case of an Event of
                ------------------------------------
Default, the Company will reimburse the holder of this Note for all costs of collection (including reasonable attorneys' fees) incurred by such holder.

          3.3   Investment Representation and Restrictions on Transfer.  In
                ------------------------------------------------------
purchasing this Note, the holder, as provided in Section 4.2 of the Purchase Agreement, represents to the Company that he is purchasing this Note for investment and not with a view to the resale or distribution thereof. Any purported transfer of this Note is subject to certain restrictions on sale, assignment, pledge or transfer of this Note under the Purchase Agreement. Subject to the restrictions set forth in the foregoing sentence, the rights and obligations of the Company and the holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

          3.4   Governing Law.  This Note shall be governed by the laws of the
                -------------
State of California without regard to such State's conflict of laws principles. The headings in this Note are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof.

          3.5   Maximum Rate.  All agreements between the Company and the holder
                ------------
of this Note are hereby expressly limited so that in no contingency or event whatsoever, by reason of prepayment, redemption, acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount charged, reserved, paid or agreed to be paid to the holder of this Note for the use, forbearance or detention of the indebtedness evidenced hereby and by the Purchase Agreement exceed the maximum permissible under applicable law. If, from any circumstance whatsoever, fulfillment of any provision hereof or of the Purchase Agreement at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, without any further action on the part of the Company or the holder of this Note, the obligation to be fulfilled shall be reduced, ab initio, to the limit of such validity, and if from any
                  -- ------
circumstance the holder of this Note should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest.


      THIS NOTE IS SUBJECT TO THE TERMS AND CONDITIONS OF THE PURCHASE AGREEMENT DEFINED ABOVE, THE TERMS OF WHICH ARE INCORPORATED BY REFERENCE, AND A COPY OF WHICH MAY BE OBTAINED BY ANY HOLDER HEREOF UPON REQUEST TO THE SECRETARY OF THE COMPANY.

      IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first above written.

                               COOPER DEVELOPMENT COMPANY
                               a Delaware corporation



                               By:________________________________
                               Michael J. Braden
                               Vice President

                                    Schedule

Date               Advance             Prepayment or         Outstanding
                                         Repayment             Balance

                                   Exhibit B

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.


                           WARRANT TO PURCHASE SHARES
                                OF COMMON STOCK


Company:                  Cooper Development Company, a Delaware corporation
           (the "Company"), and any corporation that shall succeed to the obligations of the Company under this Warrant.

Number of Shares:            285,714
                             -----------------
Class of Stock:              Common Stock
                             -----------------
Initial Exercise Price:      $1.75 per share
                             -----------------
Expiration Date:             December 31, 2000
                             -----------------
Date of Grant:               May  , 1996
                             -----------------


          THIS CERTIFIES THAT, for value received, ______________________ is entitled to purchase the above number (as adjusted pursuant to Article 5 hereof) of fully paid and nonassessable shares of the Common Stock of the Company at the Initial Exercise Price above (as adjusted pursuant to Article 5 hereof), subject to the provisions and upon the terms and conditions set forth herein.

          Article 1.  Definitions.
                      -----------

          As used herein, the following terms, unless the context otherwise requires, shall have the following meanings:

               1.1 "Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations thereunder, as shall be in effect at the time.

               1.2 "Common Stock" shall mean shares of the presently authorized common stock of the Company and any stock into which such common stock may hereafter be changed or reclassified.

               1.3 "Holder" shall mean any person who shall at the time be the holder of this Warrant.

               1.4 "Shares" shall mean the shares of Common Stock that the Holder is entitled to purchase upon exercise of this Warrant, as adjusted pursuant to Article 5 hereof.

               1.5 "Warrant Price" shall mean the Initial Exercise Price at which this Warrant may be exercised, as adjusted pursuant to Article 5 hereof.

          Article 2.  Term.
          ----------  ----

          The purchase right represented by this Warrant is exercisable, in whole or in part, at any time on or after May __, 1996 and on or before the Expiration Date.

          Article 3.  Method of Exercise; Payment; Issuance of New Warrant.
                      ----------------------------------------------------

          Subject to Article 2 hereof, the purchase right represented by this Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Warrant (with the notice of exercise form attached hereto as Appendix A duly executed) at the principal office of the Company and by the payment to the Company, by check made payable to the Company drawn on a United States bank and for United States funds or cancellation of indebtedness of an amount equal to the then applicable Warrant Price per share multiplied by the number of Shares then being purchased. In the event of any exercise of the purchase right represented by this Article 3, certificates for the Shares so purchased shall be delivered to the Holder within thirty (30) days of receipt of such payment and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder within such thirty (30) day period.

          Article 4.  Exercise Price.
                      --------------

          The Warrant Price at which this Warrant may be exercised shall be the Initial Exercise Price, as adjusted from time to time pursuant to Article 5 hereof.

          Article 5.  Adjustment of Number and Kind of Shares and Adjustment
                      -------------------------------------------------------
                      of Warrant Price.
                      ----------------

          5.1  Certain Definitions.  As used in this Article 5 the following
               -------------------
terms shall have the following respective meanings:

               5.1.1   Options:   rights, options or warrants to subscribe for,
                       -------
purchase or otherwise acquire either shares of Common Stock or Convertible Securities; and

               5.1.2  Convertible Securities:  any evidences of indebtedness,
                      ----------------------
shares of stock or other securities directly or indirectly convertible into or exchangeable for Common Stock.

          5.2  Adjustments.  The number and kind of securities purchasable upon
               -----------
the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

               5.2.1  Reclassification, Reorganization, Consolidation or Merger.
                      ---------------------------------------------------------
In the case of any reclassification of the Common Stock, or any reorganization, consolidation or merger of the Company with or into another corporation (other than a merger or reorganization with respect to which the Company is the continuing corporation and which does not result in any reclassification of the Common Stock), the Company, or such successor corporation, as the case may be, shall execute a new warrant, providing that the Holder shall have the right to exercise such new warrant and upon such exercise to receive, in lieu of each share of the Common Stock theretofore issuable upon exercise of this Warrant, the number and kind of securities receivable upon such reclassification, reorganization, consolidation or merger by a holder of shares of the same Common Stock of the Company for each share of the Common Stock. Such new warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 5 including, without limitation, adjustments to the Warrant Price and to the number of shares issuable upon exercise of this Warrant. The provisions of this subsection 5.2.1 shall similarly apply to successive reclassifications, reorganizations, consolidations or mergers.

               5.2.2  Split, Subdivision or Combination or Shares.  If the
                      -------------------------------------------
Company at any time while this Warrant remains outstanding and unexpired shall split, subdivide or combine the Common Stock for which this Warrant is then exercisable, the Warrant Price shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination. Any adjustment under this subsection 5.2.2 shall become effective when the split, subdivision or combination becomes effective.

               5.2.3  Stock Dividends.  If the Company at any time while this
                      ---------------
Warrant remains outstanding and unexpired shall pay a dividend with respect to the Common Stock for which this Warrant is then exercisable, payable in shares of Common Stock, the Warrant Price shall be adjusted, from and after the date of determination of the stockholders entitled to receive such dividend, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend, and (ii) the denominator of which shall be the total number of shares of the Common Stock outstanding immediately after such dividend (including shares of the Common Stock issuable upon exercise, conversion or exchange of any Options or Convertible Securities issued as such dividend). If the Options or

Convertible Securities issued as such dividend by their terms provide, with the passage of time or otherwise, for any decrease in the consideration payable to the Company, or any increase in the number of shares issuable upon exercise, conver sion or exchange thereof (by change of rate or otherwise), the Warrant Price shall, upon any such decrease or increase becoming effective, be reduced to reflect such decrease or increase as if such decrease or increase became effective immediately prior to the issuance of the Options or Convertible Securities as the dividend. Any adjustment under this subsection 5.2.3 shall become effective on the record date.

               5.2.4  Dilutive Issuances of Common Stock.  If the Company at
                      ----------------------------------
any time while this warrant remains outstanding shall issue additional shares of Common Stock (other than pursuant to an employee benefit plan or as a hiring incentive), including Convertible Securities and Options, for a consideration per share less than the greater of the Warrant Price in effect on the date of such issuance or the closing price of the Common Stock on the business day immediately preceding the issuance of such Common Stock, the Warrant Price shall be reduced based on the number of shares issued in such transaction and the amount the foregoing threshold exceeds the consideration per share received in such transaction; provided, however, that no such adjustment shall be made for the issuance of shares of Common Stock issuable upon conversion of any notes issued pursuant to (i) those certain Note Purchase Agreements dated as of December 11, 1992, February 24, 1993, May 28, 1993, October 15, 1993 and October 29, 1993 between the Company and Theodore H. Kruttschnitt and/or Parker G. Montgomery and (ii) that certain Note and Warrant Purchase Agreement dated November 10, 1995 between the Company and Theodore H. Kruttschnitt and Parker G. Montgomery (collectively, the "Note Shares"). In addition, if the Company at any time while this Warrant remains outstanding shall issue additional shares of Common Stock (other than pursuant to an employee benefit plan, as a hiring incentive or the Note Shares), then the Company shall issue to each Purchaser an additional Warrant exercisable for five years from the date of issuance to purchase such number of shares of Common Stock at an exercise price per share equal to the issue price per share of such additional shares of Common Stock as would allow each Purchaser to maintain his pro rata percentage ownership of the Company's Common Stock. For the purposes of this Section 5.2.4 the "pro rata" percentage ownership of a Purchaser is calculated by dividing (i) the total number of shares of Common Stock held by the Purchaser plus the total number of shares of Common Stock issuable to such Purchaser as Note Shares and upon exercise of Warrants held by such Purchaser by (ii) the total number of shares of Common Stock then outstanding, including shares of Common Stock issuable as Note Shares, upon exercise of the Warrants and upon exercise of outstanding stock options issued to officers, directors or employees of, or consultants to, the Company. For the purposes of this Section 5.2.4 the "consideration per share" with respect to Convertible Securities and Options shall be determined by dividing (1) the sum of (x) the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities plus (y) the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration, including any provisions designed to protect against dilution) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by (2) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or exchange of such Convertible Securities.


          5.3   Adjustment of Number of Shares.  Upon each adjustment in the
                ------------------------------
Warrant Price pursuant to this Article 5, other than adjustments made pursuant to subsection 5.2.4, the number of Shares issuable upon exercise of this Warrant shall be adjusted to the product obtained by multiplying the number of Shares issuable immediately prior to such adjustment in the Warrant Price by a fraction
(i) the numerator of which shall be the Warrant Price immediately prior to such adjustment, and (ii) the denominator of which shall be the Warrant Price immediately after such adjustment.

         Article 6.  Notice of Adjustments.
                     ---------------------

         Whenever the Warrant Price shall be adjusted pursuant to Article 5 hereof, the Company shall issue a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Warrant Price after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the Holder.


         Article 7.  Compliance With Act; Transferability of Warrant;
                     ------------------------------------------------
                     Disposition of Shares.
                     ---------------------

         7.1   Legends.  This Warrant and the Shares issued upon exercise
               -------
thereof shall be imprinted with a legend in substantially the following form:

         "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

          7.2  Transferability and Non-negotiability of Warrant and Shares.
               -----------------------------------------------------------
This Warrant and the Shares issued upon exercise thereof may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if reasonably requested by the Company). Subject to the provisions of this Section 7.2, title to this Warrant may be trans ferred in the same manner as a negotiable instrument transferable by endorsement and delivery.


           Article 8.  Miscellaneous.
                       -------------

          No fractional shares of the Shares shall be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Warrant Price then in effect. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holder hereof and their respective successors and assigns. This Warrant shall be governed by and construed under the laws of the State of Delaware without regard to such state's conflict of laws principals. The titles of the articles, sections and subsections of this Warrant are for convenience only and are not to be considered in construing this Warrant. All pronouns used in the Warrant shall be deemed to include masculine, feminine and neuter forms.


                                              COOPER DEVELOPMENT COMPANY


                                              By: ____________________________

                                              Title: _________________________

                                   APPENDIX A
                                   ----------

                               NOTICE OF EXERCISE
                               ------------------


TO:   _________________________


          1. The undersigned hereby elects to purchase -------------------- shares of the Common Stock of Cooper Development Company, pursuant to terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, together with all applicable transfer taxes, if any.

          2. Please issue a certificate or certificates representing said shares of the Common Stock in the name of the undersigned or in such other name as is specified below.

          3. The undersigned represents it is acquiring the shares of Com mon Stock solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof.



                      -----------------------------------
                                     (Name)

                      -----------------------------------
                                   (Address)
                      -----------------------------------

                      -----------------------------------


                      -----------------------------------
                        (Taxpayer Identification Number)

__________________________________
  [print name of Holder]

By: _______________________________

Title: ____________________________

Date: _____________________________